Exhibit 4.1

NUMBER C SHARES SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP [•]

MELI KASZEK PIONEER CORP

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF A PAR VALUE OF US$0.0001 EACH OF

MELI KASZEK PIONEER CORP

(THE “COMPANY”)

transferable on the register of members of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be obligated to redeem all of its Class A Ordinary Shares if it is unable to complete a business combination by                 , 2023, or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, all as more fully described in the Company’s final prospectus dated                 , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer

Transfer Agent

MELI KASZEK PIONEER CORP

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Class A Ordinary Shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated memorandum and articles of association of the Company and all amendments thereto and resolutions of the Company’s Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT —	Custodian

TEN ENT	— as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors

JT TEN	— as joint tenants with right of survivorship and not as tenants in common		Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                  hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the register of members of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated                 , 2021, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A Ordinary Shares sold in its initial public offering and liquidates because it does not consummate an initial business combination by                 , 2023 or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Class A Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Class A Ordinary Shares if it does not consummate an initial business combination by                 , 2023 or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.